EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
AUGUST 2016 MONTHLY DIVIDEND AND
JULY 29, 2016 RMBS PORTFOLIO CHARACTERISTICS

	August 2016 Monthly Dividend of $0.14 Per Share
	RMBS Portfolio Characteristics as of July 29, 2016

Vero Beach, Fla., August 10, 2016 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of August 2016. The dividend of $0.14 per share will be paid August 31, 2016, to holders of record on August 29, 2016, with an ex-dividend date of August 25, 2016.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of August 10, 2016, the Company had 23,527,089 shares outstanding, including shares sold through the Company's at the market program through that date that have not yet settled. At June 30, 2016, the Company had 22,430,858 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of July 29, 2016 are presented below. These figures are preliminary and subject to change. The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

	RMBS Valuation Characteristics
	RMBS Assets by Agency
	Investment Company Act of 1940 (Whole Pool) Test Results
	Repurchase Agreement Exposure by Counterparty
	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2015.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Jul 2016 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Aug)
As of July 29, 2016
Adjustable Rate RMBS	$1,967	$2,073	105.38	0.09%	3.08%	0.68%
10-1 Hybrid Rate RMBS	48,115	50,201	104.33	2.16%	2.54%	3.89%
Hybrid Adjustable Rate RMBS	48,115	50,201	104.33	2.16%	2.54%	3.89%
15 Year Fixed Rate RMBS	91,375	97,376	106.57	4.19%	3.28%	9.71%
20 Year Fixed Rate RMBS	421,604	459,531	109.00	19.78%	4.00%	8.10%
30 Year Fixed Rate RMBS	1,471,184	1,627,259	110.61	70.06%	4.36%	7.55%
Total Fixed Rate RMBS	1,984,163	2,184,166	110.08	94.03%	4.23%	7.76%
Total Pass-through RMBS	2,034,245	2,236,440	109.94	96.28%	4.20%	7.66%
Interest-Only Securities	580,886	51,740	8.91	2.23%	3.56%	15.75%
Inverse Interest-Only Securities	189,481	34,749	18.34	1.49%	5.86%	13.79%
Structured RMBS	770,367	86,489	11.23	3.72%	4.48%	15.27%
Total Mortgage Assets	$2,804,612	$2,322,929		100.00%	4.21%	9.75%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of July 29, 2016			As of July 29, 2016
Fannie Mae	$1,800,135	77.5%	Whole Pool Assets	$1,771,886	76.3%
Freddie Mac	514,513	22.1%	Non Whole Pool Assets	551,043	23.7%
Ginnie Mae	8,281	0.4%	Total Mortgage Assets	$2,322,929	100.0%
Total Mortgage Assets	$2,322,929	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of July 29, 2016	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$266,232	12.4%	64	10/11/2016
J.P. Morgan Securities LLC	215,912	10.0%	22	10/11/2016
South Street Securities, LLC	188,454	8.7%	5	8/18/2016
RBC Capital Markets, LLC	155,681	7.2%	14	8/15/2016
ICBC Financial Services LLC	144,494	6.7%	38	10/11/2016
ED&F Man Capital Markets Inc	138,424	6.4%	59	10/25/2016
Mitsubishi UFJ Securities (USA), Inc	135,639	6.3%	60	10/17/2016
Goldman, Sachs & Co	127,454	5.9%	75	10/14/2016
Cantor Fitzgerald & Co	114,312	5.3%	82	10/24/2016
Wells Fargo Bank, N.A.	102,303	4.7%	13	8/12/2016
Natixis, New York Branch	99,722	4.6%	11	8/19/2016
Daiwa Securities America Inc.	98,056	4.5%	10	8/11/2016
KGS-Alpha Capital Markets, L.P	86,125	4.0%	21	8/25/2016
Nomura Securities International, Inc.	69,780	3.2%	18	9/26/2016
Guggenheim Securities, LLC	67,113	3.1%	25	8/29/2016
Mizuho Securities USA, Inc	63,831	3.0%	17	8/18/2016
FHLB-Cincinnati	56,266	2.6%	3	8/1/2016
Morgan Stanley & Co. LLC	26,715	1.2%	14	8/12/2016
Suntrust Robinson Humphrey, Inc	4,243	0.2%	7	8/5/2016
Total Borrowings	$2,160,756	100.0%	35	10/25/2016

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average		Weighted		Weighted		Modeled	Modeled
		Months		Average		Average		Interest	Interest
		To Next		Lifetime		Periodic		Rate	Rate
	Fair	Coupon Reset		Cap		Cap Per Year		Sensitivity	Sensitivity
Asset Category	Value	(if applicable)		(if applicable)		(if applicable)		(-50 BPS)(1)	(+50 BPS)(1)
As of July 29, 2016
Adjustable Rate RMBS	$2,073	1		10.05%		2.00%		$7	$(7)
Hybrid Adjustable Rate RMBS	50,201	78		7.54%		2.00%		448	(685)
Total Fixed Rate RMBS	2,184,166	n/	a	n/	a	n/	a	28,125	(39,543)
Total Pass-through RMBS	2,236,440	n/	a	n/	a	n/	a	28,580	(40,235)
Interest-Only Securities	51,740	n/	a	n/	a	n/	a	(8,572)	7,424
Inverse Interest-Only Securities	34,749	1		6.34%		n/	a	144	(935)
Structured RMBS	86,489	n/	a	n/	a	n/	a	(8,428)	6,489
Total Mortgage Assets	$2,322,929	n/	a	n/	a	n/	a	$20,152	$(33,746)

Funding Hedges
								Modeled	Modeled
								Interest	Interest
				Average		Hedge		Rate	Rate
				Notional		Period		Sensitivity	Sensitivity
				Balance(2)		End Date		(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions				$200,000		Mar-2019		$(1,057)	$2,750
Treasury Futures Contracts - Short Positions				185,000		Sep-2026		(7,896)	7,644
Payer Swaps				600,000		Feb-2020		(10,503)	10,503
TBA Short Positions				100,000		Aug-2016		(742)	1,406
Grand Total								$(46)	$(11,443)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Treasury futures contracts were valued at a price of $133.05 at July 29, 2016. The nominal value of the short position was $246.1 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400